UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2005

ELINEAR, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-27418  76-0478045
(Commission File Number)                                                                        (I.R.S. Employer Identification No.)

2901 West Sam Houston Pkwy, Suite E-300, Houston, Texas 77043
(Address of principal executive offices, including zip code)

(713) 896-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ྑ Written communications pursuant to Rule 425 under the Securities Act.

    ྑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

    ྑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

    ྑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company filed a registration statement on March 22, 2005, to register the resale of common stock underlying convertible secured notes and warrants issued in a $12 million financing arrangement which was closed in February 2005. The February 2005 financing was amended in July 2005. The Company withdrew the March 2005 registration statement prior to the amendment and subsequently filed a new resale registration statement relating to the July 2005 amended financing. The Securities and Exchange Commission provided comments on each of the Company’s registration statements, the comment and response process has been ongoing, and most recently on September 21, 2005, the Commission responded to the Company that it (i) believed EITF 00-19 applies when evaluating whether embedded derivative instruments qualify as equity instruments or liabilities, (ii) had further comments on the Company’s accounting for warrants issued in financings effected in 2004 and 2005, and (iii) believed that EITF 96-19 applied in accounting for the modification of financing arrangements. The Company is in the process of addressing these comments raised by the Commission.

All of the above issues relate to accounting for securities that are reflected as income or expense through earnings as non-cash charges. These non-cash charges do not affect the Company’s revenues, cash flows from past or future operations, or its liquidity.

On November 18, 2005, after discussions with the Company’s independent accounting firm, Lopez, Blevins, Bork & Associates LLP, the Audit Committee agreed with management's recommendations and concluded that the previously issued financial statements included in the Form 10-QSB’s and Form 10-KSB for the periods ended from March 31, 2004 to June 30, 2005, should not be relied upon. Upon completion of the Company’s review, the Company will reflect the restatements in an amendment to the Company’s Form 10-KSB for the year ended December 31, 2004, and in its Forms 10-QSB for the quarters ended March 31, 2005 and 2004, June 30, 2005 and 2004, and September 30, 2004, as soon as practicable. The Company intends to file its Form 10-QSB for the quarter ended September 30, 2005, within 30 days and its amendments to its Form 10-KSB for the year ended December 31, 2004 and its Forms 10-QSB for the quarters ended March 31, 2005 and 2004, June 30, 2005 and 2004 and September 30, 2004 once it has satisfied the Commission on its accounting treatment for its financing arrangements.

After reviewing the circumstances surrounding the restatements, the Company and the Audit Committee believe that the errors were unintentional and are not attributable to any material non-compliance by the Company, with any financial reporting requirements under securities laws, or the result of any negligence or misconduct on the part of the individuals responsible for financial reporting.

Item 9.01 Financial Statements and Exhibits.
(a) Exhibits.

Exhibit Number  Exhibit Description

99.1   Press Release dated November 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    eLinear, Inc.

By: _/s/ Michael Lewis___________
    Michael Lewis
    Chief Executive Officer

DATE: November 18, 2005

EXHIBIT INDEX

Exhibit Number  Exhibit Description

99.1    Press Release dated November 18, 2005.